EXHIBIT 99.1

Contact:	Ely Callaway Brad Holiday Larry Dorman Krista Mallory (760) 931-1771

CALLAWAY GOLF COMPANY RETROACTIVELY IMPLEMENTS
SEC STAFF ACCOUNTING BULLETIN 101

Revises 2000 fourth quarter and full year results

Raises FY 2001 diluted EPS expectations by $0.03

      CARLSBAD, CA / March 19, 2001 / Callaway Golf Company (NYSE: ELY) announced today that it has retroactively implemented the Securities and Exchange Commission’s Staff Accounting Bulletin No. 101 (“SAB 101”). As a result, the Company is revising its previously announced 2000 fourth quarter and full year results to reflect the implementation of SAB 101, effective January 1, 2000. The net effect of this action is to increase the revenues and EPS results reported for the fourth quarter of 2000 as well as EPS expectations for the full year 2001, while reducing the revenues and EPS reported for the full year 2000.

      SAB 101 provides expanded guidelines on revenue recognition. Prior to the implementation of SAB 101, the Company recognized revenue when it shipped products to its customers. Current interpretations of SAB 101 specify that revenue should be recognized upon delivery, rather than upon shipment, if the seller, either legally or through its practice, bears a portion of the risk of loss or damage during transit.

      “After further review of Callaway Golf’s current shipping practices, we felt it was appropriate to revise our 2000 fourth quarter and full year results in compliance with SAB 101,” commented Brad Holiday, Executive Vice President and Chief Financial Officer. “This effectively shifts revenue from one period into the subsequent period with no impact to our business. Demand for the Company’s products has remained solid during the first quarter, and this accounting change does not affect the amount of products shipped during 2000 or estimated to be shipped in 2001. We expect the net sales and associated earnings that were shifted from fiscal 2000 to be additive to fiscal 2001 and are increasing our EPS guidance for fiscal 2001 by $0.03 to a range of $1.54 to $1.59.”

      As a result of implementing SAB 101, the Company realized fourth quarter net sales of $142.2 million, a 22% increase from the same period in 1999. The revised fourth quarter net sales includes a $12.4 million shift from third quarter 2000 and $5.9 million shift from fourth quarter to the first quarter of 2001. As a result of this shift in net sales, revised fourth quarter net income was $4.6 million or $0.07 per diluted share, as compared to $157,000 and less than $0.01 per diluted share for the fourth quarter 1999, respectively.

      For the year ended December 31, 2000, revised net sales were $837.6 million, a 16% increase from net sales of $719.0 million during 1999. The revised full year net sales includes a

$3.0 million shift from 1999 and a $5.9 million shift into 2001. As a result, the revised full year 2000 net income and diluted earnings per share were $81.0 million and $1.13, as compared to $55.3 million and $0.78 for the full year 1999, respectively. The change in net income and EPS also includes the cumulative effect of implementing SAB 101.

      Further information on these adjustments are shown on the attached financial schedules.

      The Company has scheduled a conference call for today, Monday, March 19, 2001 at 2:00 pm (PST) to discuss the implementation of SAB 101. Investors interested in participating in today’s conference call may call 785-832-1523 or listen to a live webcast at the Company’s website (www.callawaygolf.com). A replay of the conference will be available until Wednesday, March 21, 2001 and can be accessed on the Company’s website or by calling 402-220-0664.

Disclaimer: Statements used in this press release that relate to future plans, events, financial results or performance, including statements relating to the Company’s estimated net sales and earnings for 2001, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to market acceptance of current and future products, including the Company’s golf ball products and the Company’s new golf club products (not all of which conform to USGA rules), seasonality, adverse market and economic conditions, competitive pressures, delays, difficulties or increased costs in the manufacturing of the Company’s golf club or ball products, or in the procurement of materials or resources needed to manufacture the Company’s golf club or ball products (including business interruptions or increased costs resulting from power outages or shortages), and any actions taken by the USGA or other golf association that could have an adverse impact upon demand for the Company’s products (such as the USGA’s announcement that scores in rounds played with clubs that do not conform to USGA rules such as the Company’s ERC™ II Forged Titanium Driver may not be posted for USGA handicap purposes). For details concerning these and other risks and uncertainties, you should consult our most recent Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as the Company’s other periodic reports on Forms 10-K, 10-Q and 8-K subsequently filed with the SEC from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Callaway Golf Company makes and sells Big Bertha® Metal Woods and Irons, including Big Bertha ERC™ II Forged Titanium Drivers, Big Bertha Hawk Eye® VFT™ and Big Bertha Hawk Eye VFT Pro Series Titanium Drivers and Fairway Woods, Big Bertha Steelhead Plus™ Stainless Steel Drivers and Fairway Woods, Hawk Eye Tungsten Injected™ Titanium Irons, Steelhead™ X-14® and Steelhead X-14 Pro Series Stainless Steel Irons. Callaway Golf Company also makes and sells Odyssey® Putters, including White Hot®, TriHot™, and Dual Force® Putters. Callaway Golf Company makes and sells the Callaway Golf® “Rule 35®” Firmfeel™ and Softfeel™ golf balls, and the CB1™ Red golf ball. For more information about Callaway Golf Company, please visit our Web sites at www.callawaygolf.com, www.callawaygolfball.com and www.odysseygolf.com.

Callaway Golf Company
Consolidated Condensed Statement of Operations
(in thousands, except per share data)

	Fourth Quarter Ended				Year Ended

	(unaudited)
	December 31,				December 31,

	2000		1999		2000		1999

Net sales	$142,218	100%	$116,599	100%	$837,627	100%	$719,038	100%

Cost of goods sold	79,513	56%	60,718	52%	440,119	53%	384,265	53%

Gross profit	62,705	44%	55,881	48%	397,508	47%	334,773	47%

Operating expenses:

Selling	38,734	27%	32,825	28%	170,541	20%	128,565	18%

General and administrative	14,530	10%	25,121	22%	70,333	8%	92,478	13%

Research and development	8,331	6%	8,596	7%	34,579	4%	34,002	5%

Restructuring			(6,325)	(5%)			(5,894)	(1%)

Sumitomo transition costs			5,713	5%			5,713	1%

Income from operations	1,110	1%	(10,049)	(9%)	122,055	15%	79,909	11%

Other income, net	852		4,819		7,267		5,588

Income before income taxes and cumulative effect of accounting change	1,962	1%	(5,230)	(4%)	129,322	16%	85,497	12%

Income tax (benefit) provision	(2,652)		(5,387)		47,366		30,175

Income before cumulative effect of accounting change	4,614	3%	157	0%	81,956	10%	55,322	8%

Cumulative effect of accounting change					(957)

Net income	$4,614	3%	$157	0%	$80,999	10%	$55,322	8%

Earnings per common share:

Basic
Income before cumulative effect of accounting change	$0.07		$0.00		$1.17		$0.79

Cumulative effect of accounting change	$0.00		$0.00		($0.01)		$0.00

Net Income	$0.07		$0.00		$1.16		$0.79

Diluted
Income before cumulative effect of accounting change	$0.07		$0.00		$1.14		$0.78

Cumulative effect of accounting change	$0.00		$0.00		($0.01)		$0.00

Net Income	$0.07		$0.00		$1.13		$0.78

Common equivalent shares:

Basic	68,678		70,726		69,946		70,397

Diluted	70,301		71,787		71,412		71,214

Callaway Golf Company
Consolidated Condensed Balance Sheet
(in thousands)

	December 31,	December 31,
	2000	1999

ASSETS

Current assets:

Cash and cash equivalents	$102,596	$112,602

Accounts receivable, net	58,836	54,252

Inventories, net	133,962	97,938

Deferred taxes	29,354	32,558

Other current assets	17,721	13,122

Total current assets	342,469	310,472

Property, plant and equipment, net	134,712	142,214

Intangible assets, net	112,824	120,143

Other assets	40,929	43,954

	$630,934	$616,783

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued expenses	$44,173	$46,664

Accrued employee compensation and benefits	22,574	21,126

Accrued warranty expense	39,363	36,105

Accrued restructuring costs		1,379

Income taxes payable	3,196

Total current liabilities	109,306	105,274

Long-term liabilities:

Deferred compensation	9,884	11,575

Shareholders’ equity	511,744	499,934

	$630,934	$616,783

Callaway Golf Company
Revised Fiscal Year 2000 Quarterly Financial Data
(in thousands, except per share data)
(UNAUDITED)

	First	Second	Third	Fourth	Total

Net Sales	$197,406	$289,922	$208,081	$142,218	$837,627

Cost of goods sold	109,141	145,415	106,050	79,513	440,119

Gross Margin	88,265	144,507	102,031	62,705	397,508

Operating expenses:

Selling	42,750	47,991	41,066	38,734	170,541

General & Administrative	17,507	17,613	20,683	14,530	70,333

Research & Development	8,217	8,132	9,899	8,331	34,579

Income from Operations	19,791	70,771	30,383	1,110	122,055

Other income, net	1,585	2,141	2,689	852	7,267

Income before income taxes and cumulative effect of accounting change	21,376	72,912	33,072	1,962	129,322

Income tax (benefit) provision	8,278	28,723	13,017	(2,652)	47,366

Income before cumulative effect of accounting change	13,098	44,189	20,055	4,614	81,956

Cumulative effect of accounting change	(957)	—	—	—	(957)

Net income	$12,141	$44,189	$20,055	$4,614	$80,999

Earnings per common share:

Basic
Income before cumulative effect of accounting change	$0.18	$0.63	$0.29	$0.07	$1.17

Cumulative effect of accounting change	($0.01)	$0.00	$0.00	$0.00	($0.01)

Net income	$0.17	$0.63	$0.29	$0.07	$1.16

Diluted
Income before cumulative effect of accounting change	$0.18	$0.61	$0.29	$0.07	$1.14

Cumulative effect of accounting change	($0.01)	$0.00	$0.00	$0.00	($0.01)

Net income	$0.17	$0.61	$0.29	$0.07	$1.13

Common equivalent shares:

Basic	71,199	70,693	69,237	68,678	69,946

Diluted	72,482	72,686	70,203	70,301	71,412